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                                                                 EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 8, 1999, except as to the stock split described in Note 1 and Note 10, which are as of February 8, 1999, relating to the financial statements, which appears in Yahoo! Inc.'s 1998 Annual Report on Form 10-K for the year ended December 31, 1998 (as amended on April 29, 1999).


PricewaterhouseCoopers LLP

San Jose, California
May 27, 1999